                                  EXHIBIT 2.1
                                  -----------

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                   SALON.COM

                        TARGET ACQUISITION CORPORATION,

                               MP3LIT.COM, INC.

                                      AND

                              TARGET SHAREHOLDERS


                                  MAY 5, 2000

                               LIST OF EXHIBITS

Exhibit A       Articles of Merger
Exhibit B       Form of Warrant
Exhibit C       Registration Rights Agreement
Exhibit D       Employment Agreements
Exhibit E       Investor Representation Statement
Exhibit F       Form of Offer Letter

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of May __, 2000 by and among Salon.com, a Delaware corporation ("Acquiror" and "Holdback Agent"), Target Acquisition Corporation, a Delaware
  --------       --------------
corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, MP3Lit.com,
              ----------
Inc., a Nevada corporation ("Target"), Gary Hustwit, Valerie Hustwit, and
                             ------
William Hustwit, the shareholders of Target (collectively "Target
                                                           ------
Shareholders"), and Gary Hustwit as the Shareholders' Agent.
------------
                                   RECITALS

     A. The Boards of Directors of Target, Acquiror and Merger Sub and the Target Shareholders believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have
                               ------
approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Target Common Stock ("Target Common Stock") shall be converted into the right to
                      -------------------
receive the Merger Consideration (as defined in Section 1.6(a)) upon the terms and subject to the conditions set forth herein.

     C. Target, the Target Shareholders, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

     1.  The Merger.
         ----------

         1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger"), a Certificate of
                          ---------       ------------------
Merger to be filed with the Secretary of State of the State of Delaware pertaining to the Merger (the "Certificate of Merger") and the applicable
                               ---------------------
provisions of the Delaware General Corporation Law ("Delaware Law") and the
                                                     ------------
Nevada General Corporation Law ("Nevada Law"), Merger Sub shall be merged with
                                 ----------
and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
----------------------

         1.2  Closing; Effective Time.  The closing of the transactions
              -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable, but
                          -------
no later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Section 6 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the
                           ------------
offices of Gray Cary Ware & Freidenrich LLP, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Nevada, in accordance with the relevant provisions of Nevada Law (the time of such filing being the "Effective Time").
                                                             --------------
Promptly after the Effective Time, the parties shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law.

         1.3  Effect of the Merger.  At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws. The Articles of Incorporation
             ---------------------------------
and Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors and
             ----------------------
officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, except that Gary Hustwit shall be the Chief Executive Officer and Valerie Hustwit shall be the President of the Surviving Corporation.

         1.6 Effect on Capital Stock. At the Effective Time, by virtue of the
             -----------------------
Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

             (a)  Merger Consideration.  The twenty-five thousand (25,000)
                  --------------------
shares of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the following: (i) an aggregate of one million two hundred sixty-eight thousand (1,268,000) shares of the Common Stock ("Acquiror Common Stock"), $.001 par value, of Acquiror (the
                   ---------------------
"Acquiror Shares"); (ii) an aggregate of four hundred thousand dollars ($400,000) the "Cash Consideration"), and (iii) warrants in the form attached as
                ------------------
Exhibit B to purchase one hundred thousand (100,000) shares of Acquiror Common
---------
Stock at a price of ten dollars and fifty cents ($10.50) per share (the
"Warrant Consideration"). The Acquiror Shares, Cash Consideration and Warrant
 ---------------------
Consideration are collectively referred to as the "Merger Consideration."

             (b)  Capital Stock of Merger Sub.  At the Effective Time, each
                  ---------------------------
share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

             (c)  Antidilution Adjustments.  The per share Merger Consideration
                  ------------------------
shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

             (d)  Fractional Shares.  No fraction of a share of Acquiror Common
                  -----------------
Stock will be issued. All distributions of shares of Acquiror Common Stock to a Target Shareholder shall be rounded down to the nearest whole share, and Target Shareholders waive any rights to receive fractional shares or cash or other consideration in lieu thereof.

             (e)  Dissenters' Rights.  The Target Shareholders and each of them
                  ------------------
hereby waive their rights to have their shares of Target Common Stock treated as "Dissenting Shares" in accordance with the Nevada Law following the Merger.

             (f)  Certificate Legends.  The shares of Acquiror Common Stock to
                  -------------------
be issued pursuant to this Section 1 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain
                                         --------------
limited circumstances. Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to this Section 1 shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

         1.7 Payment of Merger Consideration; Holdback.
             -----------------------------------------

             (a)  Exchange Procedures.  At the Closing, each Target Shareholder
                  -------------------
shall deliver to Acquiror certificates (the "Certificates") representing all
                                             ------------
outstanding shares of Target Common Stock held of record by such Target Shareholder immediately prior to the Effective Time, together with such other customary documents as Acquiror may request, duly completed and validly executed in accordance with the instructions thereto, against delivery by Acquiror of:
(i) the portion of Cash Consideration to which such Target Shareholder is entitled pursuant to Section 1.6(a), and (ii) the portion of the Warrant Consideration to which such Target Shareholder is entitled. Promptly following the Effective Time, Acquiror shall instruct its transfer agent to issue to each Target Shareholder a certificate representing the number of whole Acquiror Shares into which such Target Shareholder's shares of Target Common Stock were converted pursuant to Section 1.6(c), less the number of Acquiror Shares to be retained in the Holdback Fund on such holder's behalf pursuant to Section 1.7(b) hereof.

             (b)  Holdback Fund.  Eight hundred eighty-seven thousand six
                  -------------
hundred (887,600) of the Acquiror Shares (the "Holdback Shares") shall not be
                                               ---------------
distributed to the Target Shareholders but shall be retained by Acquiror in the Holdback Fund.

         1.8  No Further Ownership Rights in Target Common Stock.  The Merger
              --------------------------------------------------
Consideration delivered upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

         1.9 Taking of Necessary Action; Further Action. Each of Acquiror,
             ------------------------------------------
Merger Sub, Target and Target Shareholders will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     2.  Representations and Warranties of Target and Target Shareholders.
         ----------------------------------------------------------------
Target and the Target Shareholders represent and warrant to Acquiror and Merger Sub that the statements contained in this Section 2 are true and correct, except as disclosed in a document of even date herewith and delivered by Target to Acquiror referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged
 --------------------------
in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosure in any such numbered and lettered section of the Target Disclosure Schedule shall qualify only the corresponding subsection in this Section 2 (except to the extent disclosure in any numbered and lettered section of the Target Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Target Disclosure Schedule).

         2.1  Organization, Standing and Power.  Target is a corporation duly
              --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2  Authority.  Target has all requisite corporate power and
              ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). The affirmative vote of the holders of a majority of the shares of Target's Common Stock outstanding on the record date for the Written Consent of Shareholders relating to this Agreement is the only vote of the Target Shareholders necessary under Nevada Law to approve this Agreement and the transactions contemplated hereby. The Board of Directors of Target has unanimously approved this Agreement and the Merger. This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target
                  -------------------
or the Target Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings relating to the securities of Target as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         2.3  Governmental Authorization. Target and each of its subsidiaries
              --------------------------
have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity
(i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         2.4  Financial Statements.  Target has delivered to Acquiror its
              --------------------
unaudited financial statements (balance sheet, statement of operations and statement of cash flows) for the period beginning with Target's inception and ending February 29, 2000, and for the one-month period ended March 31, 2000 (collectively, the "Financial Statements"). The Financial Statements are
                    --------------------
complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as disclosed in Section 2.4 of the Target Disclosure Schedule, Target maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.5  Capital Structure.  The authorized capital stock of Target
              -----------------
consists of twenty-five thousand (25,000) shares of Target Common Stock, all of which were issued and outstanding as of the date hereof, and no shares of preferred stock. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Common Stock. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders or (ii) between or among any of Target's shareholders. All shares of outstanding Target Common Stock and rights to acquire Target capital stock were issued in compliance with all applicable federal and state securities laws.

         2.6  Absence of Certain Changes.  Since March 31, 2000 (the "Target
              --------------------------                              ------
Balance Sheet Date"), Target has conducted its business in the ordinary course
------------------
consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect to Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees; or (viii) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Target's capital stock.

         2.7  Absence of Undisclosed Liabilities.  Target has no material
              ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Target Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

         2.8  Litigation.  There is no private or governmental action, suit,
              ----------
proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such).
All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Schedule.

         2.9  Restrictions on Business Activities.  There is no agreement,
              -----------------------------------
judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted or as proposed to be conducted by Target or any of its subsidiaries.

         2.10  Literary Rights.  "Literary Rights" shall mean any rights
               ---------------
(whether on an exclusive or nonexclusive basis) to audio voice recordings, including without limitation recordings of poetry, novels, short stories, speeches and interviews, including also related cover artwork and graphics or other recorded-voice-related Proprietary Assets, together with the associated copyrights. Section 2.10(a)(i) of the Target Disclosure Schedule sets forth a true and complete list or summary of all Literary Rights owned by Target.
Section 2.10(a)(ii) of the Target Disclosure Schedule sets forth a true and complete list or summary of all Literary Rights licensed by or to Target, including a description of whether such rights are exclusive or non-exclusive, whether the rights include the right to distribute tangible copies, custom compilations or digital downloads of the recording in question, whether such rights may be assigned or resold by Target, the expiration date of such rights and any territorial limitations of such rights. Except as set forth in Section
2.10 of the Target Disclosure Schedule, Target has written contracts (each of which are listed or summarized in the Target Disclosure Schedule) for all Literary Rights owned, licensed, used, marketed, and sold by it, and those licensed to it, Target has not received any notice from any party to such a contract or any third party challenging the enforceability or validity of such a contract, and all such contracts are enforceable in accordance with their terms. Except as set forth in Section 2.10 of the Target Disclosure Schedule, the Merger will not constitute or be deemed to constitute an assignment of any such Literary Rights, require the consent of any third party or otherwise result in the termination or modification of any such Literary Rights. Except as set forth in Section 2.10 of the Target Disclosure Schedule, all Literary Rights owned by Target were recorded and otherwise prepared in all respects in accordance with the rules and regulations of any unions, guilds and similar associations having jurisdiction. Except as set forth in Section 2.10 of the Target Disclosure Schedule, each Person who has rendered any service or provided any materials in connection with, or has contributed in any way, to the making of the Literary Rights owned by Target has the right to grant such rights, render such services or furnish such materials. Except as set forth in Section 2.10 of the Target Disclosure Schedule, all fees and other payments applicable to or resulting from the creation, recording, manufacture, duplication, and distribution of the Literary Rights, including, but not limited to, payments to performers, producers, engineers and others, have been fully and completely paid by Target.

               (a) Except as set forth in Section 2.10 of the Target Disclosure Schedule, there are no amounts owed or that will become owing to any holder of rights for royalties arising as a result of the Literary Rights, nor has the Target paid an advance in respect of such royalties.

               (b) Except as described in Section 2.10 of the Target Disclosure Schedule, Target does not know of any customers of the Target, or any holder of Literary Rights (i) who has sent a written complaint or objection with respect to the service or any business practices of the Target or the transactions contemplated hereby which could reasonably be expected to have a

Material Adverse Effect, or (ii) will cease to do business, or significantly reduce the business conducted, with Target as a result of the Merger.

         2.11  Proprietary Rights and Warranty Claims.
               ---------------------------------------

               (a) "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered, trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, URL, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right; and (b) the right to use or exploit any of the foregoing including rights granted by third parties under license agreements.
Section 2.11(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by Target (each a "Target Proprietary Asset" and
                                           ------------------------
collectively, the "Target Proprietary Assets") registered with any governmental
                   -------------------------
body or for which an application has been filed with any governmental body, (i) a brief description of such Target Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.11(a)(ii) of the Target Disclosure Schedule identifies and provides a brief description of all other Target Proprietary Assets owned by Target. Section 2.11(a)(iii) of the Target Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Target by any Person (except for any Proprietary Asset that is licensed to Target under any third party software license generally available to the public at a per unit cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to Target. Except as set forth in
Section 2.11(a)(iv) of the Target Disclosure Schedule, Target has good, valid and marketable title to all Target Proprietary Assets identified in Sections 2.11(a)(i) and 2.11(a)(ii) of the Target Disclosure Schedule, free and clear of all liens and other encumbrances, and, except as disclosed in Section 2.11 of the Target Disclosure Schedule, Target has a valid right to use all Proprietary Assets identified in Section 2.11(a)(iii) of the Target Disclosure Schedule in its business as it is currently conducted. Except as set forth in Section 2.11(a)(v) of the Target Disclosure Schedule, Target is not obligated to make any payment to any person for the use of any Proprietary Asset. Except as set forth in Section 2.11(a)(vi) of the Target Disclosure Schedule, Target has not developed jointly with any other person any Proprietary Asset with respect to which such other person has any rights.

             (b) Except as set forth in Section 2.11(b) of the Target Disclosure Schedule, Target has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Target Proprietary Assets (except Target Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Target Proprietary Assets. Except as set forth in the Target Disclosure Schedule, Target has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any person of any of the Target Proprietary Assets used in or necessary for the conduct of business by Target as currently conducted by Target (except Target Proprietary Assets whose value would be unimpaired by public disclosure).

             (c) Except as set forth in Section 2.11(c) of the Target Disclosure Schedule, Target is not infringing, misappropriating or making any unlawful use of, and Target has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary
                                                      -----------------------
Asset"). Except as set forth in Section 2.11(c) of the Target Disclosure
-----
Schedule, no other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other Person infringes or conflicts with, any Target Proprietary Asset.

             (d) Except as set forth in Section 2.11(d) of the Target Disclosure Schedule: (i) each Target Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Target; and (ii) there has not been any claim made against Target by any customer or other person alleging that any Target Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Target to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Target, and there is no basis for any such claim.

     Except as set forth in Section 2.11(e) of the Target Disclosure Schedule, Target's Proprietary Assets constitute all the proprietary assets necessary to enable Target to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Section 2.11(e) of the Target Disclosure Schedule, (i) Target has not licensed any of the Target Proprietary Assets to any Person and (ii) Target has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Target Proprietary Assets or to transact business in any market or geographical area or with any Person.

         2.12  Interested Party Transactions.  Neither Target nor any of its
               -----------------------------
subsidiaries is indebted to any director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries. There have been no transactions since Target's inception that would require disclosure if Target were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

         2.13  Minute Books.  The minute books of Target and its subsidiaries
               ------------
provided to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.14  Complete Copies of Materials.  Target has delivered true and
               ----------------------------
complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

         2.15  Material Contracts.  All the material contracts and agreements
               ------------------
to which Target is a party are listed in Section 2.15 of the Target Disclosure Schedule. With respect to each agreement so listed and with respect to each agreement listed in Section 2.10 of the Target Disclosure Schedule: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to Target, and to Target's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Target nor, to Target's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default by Target or, to Target's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. Except as disclosed in Section 2.15 of the Target Disclosure Schedule, Target is not a party to any material oral contract, agreement or other arrangement. "Material Contract" means any contract, agreement or commitment to which Target is a party (i) with expected receipts or expenditures in excess of five thousand dollars ($5,000), (ii) requiring Target to indemnify any Person, (iv) granting any exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money of five thousand dollars ($5,000) or more, including guarantees of such indebtedness, or (v) which, if breached by Target in such a manner as would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Target or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment, would reasonably be expected to have a Material Adverse Effect on Target.

         2.16  Accounts Receivable.    Subject to any reserves set forth in
               -------------------
the Financial Statements, the accounts receivable shown on the Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims. The accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Financial Statements.

         2.17  Customers and Suppliers.    As of the date hereof, no customer
               -----------------------
and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target or has at any time on or after the Target Balance Sheet, decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

         2.18  Employees and Consultants.  The Target Disclosure Schedule or a
               -------------------------
letter delivered to Acquiror by Target contains a list of the names of all employees (including, without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Target, their respective salaries or wages, other compensation and dates of employment and positions.

         2.19  Title to Property.    Target and its subsidiaries have good and
               -----------------
marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. All leases to which Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquiror. Target owns no real property.

             2.20   Environmental Matters.
                    ---------------------

                    (a)  The following terms shall be defined as follows:

                            (i)  "Environmental Laws" shall mean any applicable
                                  ------------------
local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (defined below), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal
                                                    ------
Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").
          ----

                            (ii) "Hazardous Materials" shall mean any material,
                                  -------------------
chemical, compound, substance, mixture, or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws (defined above) as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," or "contaminant," or any other formulation or terminology intended to classify or identify substances, constituents, materials, or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term "Hazardous Materials" shall include, without limitation, any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate, or by-product.

               (b) Target is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased, or occupied by Target at any time (collectively, "Target's Facilities;" such properties or
                                   -------------------
facilities currently used, leased, or occupied by Target are defined herein as "Target's Current Facilities"), and no discharge, emission, release, leak,
 ---------------------------
     or spill of Hazardous Materials has occurred at any of Target's Facilities which may or will give rise to liability of Target under Environmental Laws. To Target's knowledge, there are no Hazardous Materials (including, but not limited to, asbestos) present in the surface waters, structures, groundwaters, or soils of or beneath any of Target's Current Facilities.
     To Target's knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Target's Current Facilities. To Target's knowledge, no Target employee or other person has claimed that Target is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against Target, or to Target's knowledge, threatened against Target, with respect to Hazardous Materials or Environmental Laws, and Target is not aware of any facts or circumstances which could form the basis for assertion of a claim against Target or which could form the basis for liability of Target, regarding Hazardous Materials or regarding actual or potential non-compliance with Environmental Laws.

          2.21 Taxes.  As used in this Agreement, the terms "Tax" and,
               -----                                         ---
collectively, "Taxes" mean any and all federal, state and local taxes of any
               -----
country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (a) Target has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable
            -------
to Target or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

               (b) Target, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 2.21(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

               (c) There is no Tax deficiency outstanding or assessed or, to Target's knowledge, proposed against Target that is not reflected as a liability on the Target Balance Sheet nor has Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) Target has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise and Target has no knowledge of any basis for the assertion of any such liability attributable to Target, its assets or operations.

               (e) Target is not a party to any tax-sharing agreement or similar arrangement with any other party, and Target has not assumed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

               (f) Target's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Target has not been notified of any request for such an audit or other examination.

               (g) Target has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

               (h) Target has disclosed to Acquiror (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that Target has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting Target. Target is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

               (i) Except as disclosed in Section 2.21(i) of the Target Disclosure Schedule, Target has made available to Acquiror copies of all Returns filed for all periods since its inception.

               (j) Target has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Target.

               (k) Target has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

               (l) Target is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by Target or Merger Sub as an expense under applicable law.

          2.22  Employee Benefit Plans.
                ----------------------

               (a) Section 2.22 of the Target Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored,
                                   -----
maintained, contributed to, or required to be contributed to by Target, any subsidiary of Target and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Target within the meaning of Section 414(b), (c),(m) or (o) of the Code, (an "ERISA
                                                                -----
Affiliate") for the benefit of any person who performs or who has performed
---------
services for Target or with respect to which Target, any subsidiary, or ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "Target Employee Plans").
                                                        ---------------------

               (b)  Documents  Target has furnished to Acquiror true and
                    ---------
complete copies of documents embodying each of the Target Employee Plans and related plan documents, including (without limitation) trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses, and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Target Employee Plan which is subject to ERISA reporting requirements, Target has provided copies of the Form 5500 reports filed for the last five plan years. Target has furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

               (c)  Compliance  (i) Each Target Employee Plan has been
                    ----------
administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (ii) any Target Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter;
(iii) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Target Employee Plan: (v) none of Target, any subsidiary or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Target Employee Plan; (vi) all contributions required to be made by Target, any subsidiary or ERISA Affiliate to any Target Employee Plan have been paid or accrued; (vii) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Target

Employee Plan subject to ERISA, has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by Target, any subsidiary or ERISA Affiliate which would materially increase the expense of maintaining any Target Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

               (d)  No Title IV or Multiemployer Plan  None of Target, any
                    ---------------------------------
subsidiary or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Target, any subsidiary or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

               (e)  COBRA, FMLA, HIPAA, CANCER RIGHTS  With respect to each
                    ---------------------------------
Target Employee Plan, Target and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                                -----
regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of
  -----
1998, except to the extent that such failure to comply would not in the aggregate have a Material Adverse Effect. Target has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

               (f)  Effect of Transaction  The consummation of the transactions
                    ---------------------
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any subsidiary or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Target Employee Plan), except as expressly provided in this Agreement or
(ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Target pursuant to any Target Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to

Acquirer or Target (other than ordinary administration expenses typically incurred in a termination event).

          2.23  Employee Matters.  Target is in compliance with all currently
                ----------------
applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to Target's knowledge, reasonably expected or threatened, between Target, on the one hand, and any or all of its current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Target's knowledge, reasonably expected or threatened, against Target under any workers' compensation or long term disability plan or policy. Target has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Target is not a party to any collective bargaining agreement or other labor union contract, nor does Target know of any activities or proceedings of any labor union to organize its employees. Target has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement.

          2.24  Insurance.  Target has policies of insurance and bonds of the
                ---------
type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target are otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each such policy or bond is summarized in
Section 2.24 of the Target Disclosure Schedule.

          2.25  Compliance With Laws.  Target has complied with, is not in
                --------------------
violation of and has not received any notices of violation with respect to any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business such that a failure by Target to so comply would have a Material Adverse Effect on Target.

          2.26  Brokers' and Finders' Fee.  No broker, finder or investment
                -------------------------
banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

          2.27  Representations Complete.  None of the representations or
                ------------------------
warranties made by Target or Shareholder herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement or any written statement furnished to Acquiror pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Target Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Acquiror in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Acquiror with respect to such inconsistent or additional information.

     3.   Representations and Warranties of Acquiror and Merger Sub.  Acquiror
          ---------------------------------------------------------
and Merger Sub represent and warrant to Target and the Target Shareholders that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquiror to Target on the date hereof referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure
                     ----------------------------
Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3, and the disclosure in any such numbered and lettered section of the Acquiror Disclosure Schedule shall qualify only the corresponding section in this Section 3 (except to the extent disclosure in any numbered and lettered section of the Acquiror Disclosure
Schedule is specifically cross-referenced in another numbered and lettered section of the Acquiror Disclosure Schedule.

          3.1  Organization, Standing and Power.  Each of Acquiror and Merger
               --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          3.2  Authority.  Acquiror and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2,
(ii) the filing of a Form D with the Securities and Exchange Commission in accordance with Regulation D following the Effective Time, (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National
                                                       ---
Association of Securities Dealers ("NASD") within 15 days after the Closing
                                    ----
Date, (iv) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares, (v) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          3.3  SEC Documents: Financial Statements.  Acquiror has made available
               -----------------------------------
to Target or its counsel through EDGAR a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since April 19, 1999, and, prior to the Effective Time, Acquiror will have made available to Target or its counsel through EDGAR true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC
                                                                    ------------
Documents").  As of their respective filing dates, the Acquiror SEC Documents
---------
complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and
                                       ------------
none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements"), complied in all
                             -----------------------------
material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

          3.4  Capital Structure.  The authorized capital stock of Acquiror
               -----------------
consists of 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the date of this Agreement approximately twelve million five hundred forty six thousand (12,546,000) shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after March 31, 2000, upon the exercise of options issued under Acquiror's 1995 Stock Option Plan (the "Acquiror Stock Option Plan"), or shares of Acquiror
                        --------------------------
Common Stock issued under Acquiror's

1999 Employee Stock Purchase Plan (the "Acquiror ESPP").  The authorized capital
                                        -------------
stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

          3.5  Interim Operations of Merger Sub.  Merger Sub was formed solely
               --------------------------------
for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          3.6  Representations Complete.  None of the representations or
               ------------------------
warranties made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, or the Acquiror SEC Documents, or any written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Acquiror Disclosure Schedule as a "Superseding Document" (even if not attached
                                   --------------------
hereto) that provides information inconsistent with or in addition to any other written statement furnished to Target in connection with the transactions contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Target with respect to such inconsistent or additional information.

     4.   Conduct Prior To The Effective Time.
          -----------------------------------

          4.1  Conduct of Business of Target.  During the period from the date
               -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; to pay and to cause its subsidiaries to pay debts and taxes when due subject (i) to good faith disputes over such debts or taxes, and (ii) in the case of taxes of Target or any of its subsidiaries, to Acquiror's consent to the filing of material tax returns if applicable; to pay or perform other obligations when due, and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of (x) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect, and (y) any change in its capitalization as set forth in Sections 2.5 and 3.4, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Target Disclosure Schedule, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

               (a)  Charter Documents.  Cause or permit any amendments to its
                    -----------------
Articles of Incorporation or Bylaws;

               (b)  Dividends; Changes in Capital Stock.  Declare or pay any
                    -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c)  Options, Warrants, Etc.  Grant any options, warrants, or
                    ----------------------
other rights to purchase Target Common Stock;

               (d)  Material Contracts.  Enter into any material contract or
                    ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

               (e)  Issuance of Securities.  Issue, deliver or sell or authorize
                    ----------------------
or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

               (f)  Proprietary Rights and Literary Rights.  Transfer to any
                    --------------------------------------
person or entity any rights to its Proprietary Rights and Literary Rights other than in the ordinary course of business consistent with past practice;

               (g)  Exclusive Rights.  Enter into or amend any agreements
                    ----------------
pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Target products or Target Proprietary Rights and Literary Rights;

               (h)  Dispositions.  Sell, lease, license or otherwise dispose of
                    ------------
or encumber any of its properties or assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business, consistent with past practice;

               (i)  Indebtedness.  Incur any indebtedness for borrowed money or
                    ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (j)  Agreements.  Enter into, terminate or amend, in a manner
                    ----------
which will adversely affect the business of Target (i) any agreement involving an obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Proprietary Rights and Literary Rights or rights to market or sell Target Products, or (iii) any other agreement which is material to the business or prospects of Target or which is or would be a Material Contract;

               (k)  Payment of Obligations.  Pay, discharge or satisfy any
                    ----------------------
claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;


               (l)  Capital Expenditures.  Make any capital expenditures,
                    --------------------
capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

               (m)  Insurance.  Materially reduce the amount of any material
                    ---------
insurance coverage provided by existing insurance policies;

               (n)  Termination or Waiver.  Terminate or waive any right of
                    ---------------------
substantial value, other than in the ordinary course of business;

               (o)  Employee Benefit Plans; New Hires; Pay Increases.  Amend any
                    ------------------------------------------------
Target Employee Plan or adopt any plan that would constitute a Target Employee Plan or hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof, or increase the benefits, salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

               (p)  Severance Arrangements.  Grant any severance or termination
                    ----------------------
pay or benefits (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule;

               (q)  Lawsuits.  Commence a lawsuit other than (i) for the routine
                    --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

               (r)  Acquisitions.  Acquire or agree to acquire by merging or
                    ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its business, taken as a whole;

               (s)  Taxes.  Other than in the ordinary course of business, make
                    -----
or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any material claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of taxes;

               (t)  Revaluation.  Revalue any of its assets, including without
                    -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (u)  Other.  Take or agree in writing or otherwise to take, any
                    -----
of the actions described in Sections 4.1(a) through (t) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

          4.2  No Solicitation.
               ---------------

               (a) From and after the date of this Agreement until the Effective Time, Target shall not, directly or indirectly through any officer, director, employee, representative or agent of Target or otherwise, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving Target other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in
                 --------------------
negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. Target represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty.

               (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     5.   Additional Agreements.
          ---------------------

          5.1  Approval of Shareholders.   Each of the Target Shareholders
               ------------------------
agrees, upon Target's request, to execute a written consent of shareholders approving the Merger or to vote in favor of the Merger at any meeting of the Target Shareholders called for that purpose.

          5.2  Restricted Securities.  The parties hereto acknowledge and agree
               ---------------------
that the shares of Acquiror Common Stock issuable to the Target Shareholders pursuant to Section 1.6 hereof, shall constitute "restricted securities" within the meaning of the Securities Act. The certificates of Acquiror Common Stock shall bear the legends set forth in Section 1.6(g). It is acknowledged and understood that Acquiror is relying on certain written representations made by each shareholder of Target.

          5.3   Access to Information.  Target shall afford Acquiror and its
                ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, personnel books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request.

               (a) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (b) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4  Confidentiality.  The parties acknowledge that Acquiror and
               ---------------
Target have previously executed a non-disclosure agreement dated February 22, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement is
           -------------------------
hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

          5.5  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          5.6   Regulatory Approval: Further Assurances.
                ---------------------------------------

               (a) Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Acquiror and Target shall respond as promptly as practicable to any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of Acquiror and Target shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger. Acquiror and Target will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under any federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under any federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of Acquiror and Target will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

               (b) Subject to Section 5.6(c), Acquiror and Target shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(c), each party to this Agreement
(i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Target shall promptly deliver to Acquiror a copy of each such filing made, each such notice given and each such consent obtained by Target during the period prior to the Effective Time. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

               (c) Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its subsidiaries to dispose of or transfer any assets, or to commit to cause Target to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product or service, or to commit to cause Target to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any person, any technology, software or other Proprietary Rights and Literary Rights, or to commit to cause Target to license or otherwise make available to any person any technology, software or other Proprietary Rights and Literary Rights; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause Target to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of Target.

          5.7  Legal Requirements.  Each of Acquiror, Merger Sub and Target will
               ------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          5.8  Blue Sky Laws.  Acquiror shall take such steps as may be
               -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its commercially reasonable efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

          5.9  Nonaccredited Stockholders.  Prior to the Closing, Target shall
               --------------------------
not take any action, including the granting of employee stock options, that would cause the number of Target stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the

Securities Act of 1933, as amended, to increase to more than 35 during the term of this Agreement.

          5.10  Listing of Additional Shares.  Prior to the Effective Time,
                ----------------------------
Acquiror shall file with the NASDAQ Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger.

          5.11  Employees.  Target will use reasonable commercial efforts in
                ---------
consultation with Acquiror to retain existing employees of Target through the Effective Time and following the Merger.

          5.12  Expenses.  Whether or not the Merger is consummated, all costs
                --------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          5.13  Registration of Shares Issued in the Merger.  The Target
                -------------------------------------------
Shareholders shall be entitled to rights to require Acquiror to cause the Shares of Acquiror Common Stock issued in the Merger, including any and all Holdback Shares (the "Registrable Securities"), to be registered under the Securities Act
             -----------------------
so as to permit the resale thereof as set forth in the Registration Rights Agreement attached hereto as Exhibit C.
                             ---------

          5.14  Audited Financial Statements.  Target Financial Statements for
                ----------------------------
the period from inception through March 31, 2000 shall be audited and reported on by a reputable independent public accounting firm with standing to appear before the Securities and Exchange Commission, and such Target Financial Statements shall be delivered to Acquiror within sixty (60) days of the date hereof.

          5.15  Tax Consequences.  The Target Shareholders are responsible or
                ----------------
liable for any tax consequences to them related to their receipt of the Merger Consideration. Target and the Target Shareholders will look solely to, and rely upon, their own advisors with respect to the tax consequences to them of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Acquiror agrees to treat the Merger as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended, on its federal and state income tax returns for the tax year beginning April 1, 2000; provided,
                                                                   --------
however, that it reasonably believes that the Merger meets the requirements
-------
therefor; and provided, further, that Acquiror shall be entitled to amend such
              --------  -------
tax returns in the future in the event that it reasonably determines, following consultation with its tax advisors, that the Merger no longer meets the requirements therefor.

     6.   Conditions to the Merger.
          ------------------------

          6.1  Conditions to Obligations of Each Party to Effect the Merger. The
               ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a)  Shareholder Approval.  This Agreement and the Merger shall
                    --------------------
be approved and adopted by the unanimous vote or written consent of the Target Shareholders.

               (b)  No Injunctions or Restraints; Illegality.  No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (c)  Governmental Approval.  Acquiror, Target and Merger Sub and
                    ---------------------
their respective subsidiaries shall have timely obtained from each Governmental Entity (as defined below) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, and under state Blue Sky laws other than filings and approvals relating to the Merger or affecting Acquiror's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Acquiror after the Effective Time.

          6.2  Additional Conditions to the Obligations of Acquiror and Merger
               ---------------------------------------------------------------
Sub. The obligations of Acquiror and Merger Sub to consummate and effect this
---
Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a)  Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties of Target in this Agreement shall be true and correct in all material respects (without regard to any qualification as to materiality contained in such representation or warranty) on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

               (b)  Performance of Obligations.  Target shall have performed and
                    --------------------------
complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

               (c)  Certificate of Officers.  Acquiror and Merger Sub shall have
                    -----------------------
received a certificate executed on behalf of Target by the chief executive officer or chief financial officer of Target certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

               (d)  Third Party Consents.  All consents or approvals required to
                    --------------------
be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               (e)  No Governmental Litigation.  There shall not be pending or
                    --------------------------
threatened any legal proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Acquiror nor Target shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Target; or (d) which would materially and adversely affect the right of Acquiror or Target to own the assets or operate the business of Target.

               (f)  No Other Litigation.  There shall not be pending any legal
                    -------------------
proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Target; or (d) which would affect adversely the right of Acquiror or Target to own the assets or operate the business of Target.

               (g)  Employment Agreements.  Gary Hustwit and Valerie Hustwit
                    ---------------------
shall have entered into their respective Employment Agreements, copies of which are attached as Exhibit D.
                ---------

               (h)  No Material Adverse Change.  There shall not have occurred
                    --------------------------
any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole.

               (i)  Investor Representation Statement.  Each of the Target
                    ---------------------------------
Shareholders shall have delivered to Acquiror a signed Investor Representation Statement in substantially the form attached hereto as Exhibit E and each such
                                                       ---------
Statement shall be in full force and effect.

               (j)  Offer Letters.  The employees of Target, other than Valerie
                    -------------
Hustwit or Gary Hustwit, shall have accepted employment with the Surviving Corporation pursuant to the terms of an offer letter substantially in the form attached hereto as Exhibit F.
                   ---------

               (k)  Opinion.  Counsel for Target shall have delivered to
                    -------
Acquiror an opinion in a form and substance reasonably satisfactory to Acquiror and its counsel.

               (l)  Stock Powers.  The Target Shareholders and/or the
                    ------------
Shareholders' Agent shall have executed and delivered to the Holdback Agent such executed stock powers, powers or attorney, letters of instruction necessary or appropriate to enable the Holdback Agent to effect releases, forfeitures, cancellations and any other transfers of Holdback Shares and Additional Holdback Shares in accordance with the terms of Section 8.

          6.3  Additional Conditions to Obligations of Target.  The obligations
               ----------------------------------------------
of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a)  Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

               (b)  Performance of Obligations.  Acquiror and Merger Sub shall
                    --------------------------
have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

               (c)  Certificate of Officers.  Target shall have received a
                    -----------------------
certificate executed on behalf of each of Acquiror and Merger Sub by the chief executive officer or chief financial officer of Acquiror and Merger Sub, respectively, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

               (d)  NASDAQ Listing.  Acquiror shall file with the NASDAQ Stock
                    --------------
Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger.

               (e)  Opinion.  Counsel for Acquiror shall have delivered to
                    -------
Target an opinion in a form and substance reasonably satisfactory to Target and its counsel.

     7.   Termination, Amendment and Waiver.
          ---------------------------------

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time (with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party):

               (a)  by the mutual written consent of Acquiror and Target;

               (b) by either Acquiror or Target if the Merger shall not have been consummated by May 15, 2000, provided, however, that the right to terminate
                                  --------
this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

               (c) by either Acquiror or Target if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

               (d) by Acquiror or Target, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 6.1 or 6.2 (in the case of termination by Acquiror) or Section 6.1 or
6.3 (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

          7.2  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 7.1 shall remain in full force and effect and survive any termination of this Agreement.

          7.3  Amendment.  This Agreement may be amended by the parties hereto,
               ---------
by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4  Extension; Waiver.  At any time prior to the Effective Time, the
               -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     8.   Holdback and Indemnification.
          ----------------------------

          8.1  Holdback.
               --------

               (a)  Definitions.  For purposes of this Section 8:
                    -----------

                    (i)    "Acquiror Indemnified Person" means individually and
                            ---------------------------
"Acquiror Indemnified Persons" means collectively, Acquiror and the Surviving
 ----------------------------
Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act;

                    (ii)   "Additional Holdback Shares" means any dividends paid
                            --------------------------
in stock declared with respect to the Holdback Shares.

                    (iii)  "Damages" refers to any and all losses, costs,
                            -------
damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target or the Target Shareholders in this Agreement, the Target Disclosure Schedule or any exhibit or schedule to this Agreement.

                    (iv)   "Employee" means individually and "Employees" means
                            --------                          ---------
collectively, Gary Hustwit and Valerie Hustwit.

                    (v)    "Holdback Fund" means the Holdback Shares and any
                            -------------
Additional Holdback Shares relating thereto, held by Acquiror and governed by the terms set forth herein.

                    (vi) "Indemnification Fund Shares" means two hundred fifty
                          ---------------------------
three thousand six hundred (253,600) Acquiror Shares, which shall be available to compensate Acquiror pursuant to the indemnification obligations of Target and the Target Shareholders in accordance with Section 8.2 hereof.

                    (vii)  "JAMS" refers to Judicial Arbitration and Mediation
                            ----
Services.

                    (viii) "Officer's Certificate" refers to a certificate
                            ---------------------
signed by any officer of Acquiror with respect to the indemnification obligations of the Target Shareholders containing the information described in
Section 8.4.

                    (ix)   "Shareholders' Agent" refers to the agent appointed
                            -------------------
for and on behalf of the Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Holdback Fund in satisfaction of claims by Acquiror, to object to such deliveries, to make claims on behalf of the Target Shareholders pursuant to Section 8.6, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing.

               (b)  Holdback Shares.  The Holdback Shares shall be registered in
                    ---------------
the name of the Shareholders' Agent, and shall be held by the Holdback Agent, such shares and any Additional Holdback Shares to constitute the Holdback Fund and to be governed by the terms set forth herein. In the event Acquiror issues any Additional Holdback Shares, such shares will be issued in the name of the Shareholders' Agent and held by the Holdback Agent in the same manner as the Holdback Shares delivered at the Closing. Once released from the Holdback Fund, shares of Acquiror Common Stock shall cease to be Holdback Shares and Additional Holdback Shares.

               (c)  Payment of Dividends; Voting.  Except for Additional
                    ----------------------------
Holdback Shares, which shall be treated as Holdback Shares pursuant to Section 8.1(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Holdback Shares will be delivered to the Shareholders' Agent on behalf of the Target Shareholders. The Target Shareholders shall be entitled to designate, through the Shareholders' Agent, how all shares in the Holdback Fund will be voted on any matters to come before the shareholders of Acquiror.

               (d)  Distribution of Holdback Shares.  The Holdback Shares shall
                    -------------------------------
be released to the Target Shareholders as follows:

                    (i)    First Anniversary Earnout Shares.  Three hundred
                           --------------------------------
seventeen thousand (317,000) Holdback Shares and any Additional Holdback Shares relating thereto, less any Indemnification Fund Shares that have been used to compensate Acquiror pursuant to the indemnification obligations of the Target Shareholders pursuant to Section 8.2 below, shall be released from the Holdback Fund to the Target Shareholders pro rata in accordance with their percentage ownership of the outstanding shares of Target Common Stock immediately prior to the Effective Time ("Pro Rata") if, on or before the first anniversary of the
                     --------
Closing Date, either (A) Target's combined site traffic on the MP3lit.com and LoudBooks.com web sites totals six million (6,000,000) page views, and Target produces twenty-five (25) Original LoudBooks recordings, or (B) either Gary Hustwit or Valerie Hustwit has been terminated "Without Cause" as defined in their respective Employment Agreements.

                    (ii)   Second Anniversary Employment Condition Shares.
                           -----------------------------------------------

                         a)   If, on the second anniversary of the Closing Date,
Gary Hustwit either continues to be employed by Target, Acquiror or another subsidiary of Acquiror or has been terminated "Without Cause" as defined in Gary Hustwit's Employment Agreement, then ninety one thousand seven hundred and sixty three (91,763) Holdback Shares and any Additional Shares relating thereto shall be released to Gary Hustwit

                         b)   If, on the second anniversary of the Closing Date,
Valerie Hustwit either continues to be employed by Target, Acquiror or another subsidiary of Acquiror or has been terminated "Without Cause" as defined in Valerie Hustwit's Employment Agreement, then sixty six thousand seven hundred and thirty seven (66,737) Holdback Shares and any Additional Shares relating thereto shall be released to Valerie Hustwit.

                    (iii)  Second Anniversary Earnout Shares. Two hundred fifty-
                           ---------------------------------
three thousand six hundred (253,600) Holdback Shares and any Additional Holdback Shares relating thereto shall be released from the Holdback Fund to the Target Shareholders Pro Rata upon the second anniversary of the Closing Date if either
(A) Target's combined aggregate site traffic during the two-year period following the Closing Date on the MP3lit.com and LoudBooks.com web sites totals fifteen million (15,000,000) page views and Target has produced a total of fifty
(50) Original LoudBooks recordings during such two-year period, or (B) either Gary Hustwit or Valerie Hustwit has been terminated "Without Cause" as defined in their respective Employment Agreements.

                    (iv)   Third Anniversary Employment Condition Shares.
                           ----------------------------------------------

                         a)   If, on the third anniversary of the Closing Date,
Gary Hustwit either continues to be employed by Target, Acquiror or another subsidiary of Acquiror or has been terminated "Without Cause" as defined in Gary Hustwit's Employment Agreement, then ninety one thousand seven hundred and sixty three (91,763) Holdback Shares and any Additional Shares relating thereto shall be released to Gary Hustwit; and

                         b)   If, on the third anniversary of the Closing Date,
Valerie Hustwit either continues to be employed by Target, Acquiror or another subsidiary of Acquiror or has been terminated "Without Cause" as defined in Valerie Hustwit's Employment Agreement, then sixty six thousand seven hundred and thirty seven (66,737) Holdback Shares and any Additional Shares relating thereto shall be released to Valerie Hustwit.

               (e)  Forfeiture of Unreleased Holdback Shares.  Any Holdback
                    ----------------------------------------
Shares and any related Additional Holdback Shares described in subsections
(d)(i) through (d)(iv) above that are not released to the Target Shareholders as described in such subsections will be deemed forfeited by the Target Shareholders without further consideration, shall be cancelled by the Holdback Agent, and the Holdback Agent shall have no obligation to release such Holdback Shares and Additional Holdback Shares from the Holdback Fund. In the case of the earnout shares described in subsections (d)(1) and (d)(3) above, the date of such forfeiture will be the applicable anniversary of the Closing Date. In the case of the employment condition shares described in subsections (d)(2) and
(d)(4) above, the date of such forfeiture will be the effective date of the applicable Employee's voluntary resignation or termination of employment other than "Without Cause". The Shareholders' Agent agrees to execute any stock powers, powers of attorney, letters of instruction or other documents necessary or appropriate to effect any such forfeiture and cancellation.

               (f)  Manner of Issuance; Restrictions; Fractional Shares.  Except
                    ---------------------------------------------------
as specifically provided for in this Agreement, Holdback Shares and Additional Holdback Shares shall be released to the respective Target Shareholders Pro Rata unless the Shareholders' Agent shall have instructed the Holdback Agent otherwise in writing, in which case the Holdback Agent shall be entitled to rely upon such instructions. Acquiror will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Holdback Shares and Additional Holdback Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Holdback Fund to the Target Shareholders. In lieu of any fraction of an Holdback Share to which a Target Shareholder would otherwise be entitled, such holder will receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Closing Price (as defined below).

               (g)  Assignability.  No Holdback Shares or Additional Holdback
                    -------------
Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Target Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such shareholder of his pro rata portion of the Holdback Fund by the Holdback Agent as provided herein.

          8.2  Indemnification.
               ---------------

               (a)  Survival of Warranties.  All representations and warranties
                    ----------------------
made by Target or the Target Shareholders herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (the "Indemnification Period").
           ----------------------

            (b)  Indemnification.  Subject to the limitations set forth in this
                 ---------------
Section 8, the Target Shareholders will jointly and severally indemnify and hold harmless Acquiror and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target or the Target Shareholders in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement. Acquiror Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The sole recourse of the Acquiror Indemnified Persons shall be against the Indemnification Fund Shares and claims against the Indemnification Fund Shares shall be the sole and exclusive remedy of Acquiror Indemnified Persons for any Damages hereunder.

               (c)  Limitations of Liability.  The liability of the Target
                    ------------------------
Shareholders under this Section 8 shall be limited to the total amount of Indemnification Fund Shares, provided, however, that nothing in this Agreement shall limit the liability in amount or otherwise (i) of Target for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Target Shareholder in connection with any breach by such shareholder of any representation or covenant in the Investor Representation Statement, or
(iii) of Target with
respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

          8.3  Indemnification Period; Distribution upon Expiration of
               -------------------------------------------------------
Indemnification Period.  The Indemnification Period shall terminate Within three
----------------------
business days thereafter (the upon the first anniversary of the Closing. "Release Date"), the Holdback Agent shall instruct Acquiror's transfer agent to
 ------------
release from the Holdback Fund a number of Holdback Shares and Additional Holdback Shares determined as set forth in Section 8.1(d)(i) above, less (A) the number of Indemnification Fund Shares delivered to Acquiror in accordance with Sections 8.5 and 8.6 hereof in satisfaction of claims for Damages, and (B) the number of Indemnification Fund Shares with a value (as determined pursuant to Section 8.4) equal to the amount of Damages set forth in any Officer's Certificate with respect to any pending but unresolved claims for Damages. Any portion of the Holdback Fund held as a result of clause (B) shall be released to the Target Shareholders or Acquiror (as appropriate) promptly upon resolution of each specific claim for Damages in accordance with Sections 8.5 and 8.6 hereof.

          8.4  Claims Upon Holdback Fund.  If Acquiror asserts a claim upon the
               -------------------------
Holdback Fund by delivering to the Shareholders' Agent on or before the Release Date an Officer's Certificate stating that, with respect to the indemnification obligations of the Target Shareholders set forth in Section 8.2, Damages exist or are expected to exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, or is reasonably expected to be paid, accrue or arise, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Holdback Agent shall retain in the Holdback Fund, subject to the provisions of Sections 8.5 and 8.6, shares of Indemnification Fund Shares held in the Holdback Fund having a value equal to such Damages. For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Indemnification Fund Shares shall be valued at the average of (a) the average closing price of Acquiror Common Stock over the five trading day period immediately prior to the Effective Time, and (b) the average closing price of Acquiror Common Stock over the five trading days immediately prior to the Release Date (the "Average Closing Price"); provided, however that
                                ---------------------
such value will be no less than the average closing price of Acquiror Common Stock over the five trading day period immediately prior to the Effective Time.

          8.5  Objections to Claims.  Unless the Shareholders' Agent shall
               --------------------
notify Acquiror and the Holdback Agent in writing within thirty (30) days of delivery of an Officer's Certificate that the Shareholders' Agent objects to any claim or claims for Damages set forth therein, which notice shall include a reasonable explanation of the basis for such objection, upon the expiration of such thirty (30) day period the Holdback Agent shall deliver to Acquiror for cancellation the Indemnification Fund Shares retained under Section 8.4 with respect to the Damages claimed in such Officer's Certificate. If the Shareholders' Agent shall timely notify Acquiror and the Holdback Agent in writing that it objects to any claim or claims for Damages made in an Officer's Certificate, Acquiror shall have thirty (30) days from receipt of such notice to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims set forth in such Officer's Certificate, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Holdback Agent shall be entitled to rely on any such memorandum and distribute Indemnification Fund Shares from the Holdback Fund in accordance with the terms thereof.

          8.6  Resolution of Conflicts and Arbitration.
               -----------------------------

               (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 8.4 or 8.5, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquiror and the Shareholders' Agent shall agree on the arbitrator, provided that if Acquiror and the Shareholders' Agent cannot agree on such arbitrator, either Acquiror or Shareholders' Agent can request that JAMS select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in to the contrary in this Section 8, the Holdback Agent shall be entitled to act in accordance with such decision and distribute Indemnification Fund Shares from the Holdback Fund in accordance with the terms thereof.

               (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.6(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the party seeking indemnification shall be deemed to be the Non-Prevailing Party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.7  Third-Party Claims.   In the event Acquiror becomes aware of a
               ------------------
third-party claim which Acquiror believes may result in a demand against the Holdback Fund, Acquiror shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Holdback Fund shall be entitled, at their expense, to participate in any defense of such claim with the consent of Acquiror which shall not be unreasonably withheld. Acquiror shall have the right in its sole discretion to settle any such claim. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.5 or any other provision of this
Section 8 to the amount of any claim by Acquiror against the Holdback Fund for indemnity with respect to such settlement.

          8.8  Shareholders' Agent.
               -------------------

               (a) Gary Hustwit shall be constituted and appointed as the Shareholders' Agent for and on behalf of the Target Shareholders to give and receive notices and communications, to vote all Holdback Shares and Additional Holdback Shares, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Holdback Fund in satisfaction of claims by Acquiror, to object to such deliveries, to demand arbitration on behalf of the Target Shareholders pursuant to Section 8.6, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by from time to time upon not less than 10 days' prior written notice, executed by the Shareholders' Agent, to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Any fees and expenses incurred by the Shareholders' Agent in connection with actions taken pursuant to the terms of this Section 8 will be paid by the Target Shareholders to the Shareholders' Agent. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          8.9  Actions of the Shareholders' Agent.  A decision, act, consent or
               ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Holdback Fund and shall be final, binding and conclusive upon each such Target Shareholder, and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target Shareholder. The Shareholders' Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          8.10  Limitation of the Holdback Agent's Liability.  For purposes of
                --------------------------------------------
this Section 8 (the "Holdback Provisions"), references to the Holdback Agent
                     -------------------
shall be deemed to apply to it in its capacity as Holdback Agent and not in its capacity as Acquiror.

               (a) The parties acknowledge and agree that Acquiror has agreed to act as the Holdback Agent for the convenience of the parties, and that Acquiror's liability hereunder shall not be increased by reason of Acquiror agreeing to so act. Acquiror, when acting as the Holdback Agent pursuant to this Agreement, will incur no liability with respect to any action taken or suffered by it pursuant to this Agreement in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person other than on its own behalf (and shall have no responsibility to determine the authenticity or accuracy thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In no event shall the Holdback Agent be liable for indirect or consequential damages. The Holdback Agent will not be responsible for the validity or sufficiency of the Holdback Provisions, including the amount of Holdback Fund. In all questions arising under the Holdback Provisions, the Holdback Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Holdback Agent based on such advice, the Holdback Agent will not be liable to anyone.

               (b) In the event conflicting demands are made or notices are served upon the Holdback Agent with respect to the Holdback Fund or should a third party make a claim on the Holdback Fund, the Holdback Agent will have the absolute right, at the Holdback Agent's election, to do any of the following:
(i) resign so a successor can be appointed pursuant to Section 8.13, (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves or (iii) retain all or any of the Holdback Fund in its possession, without liability to anyone, until such dispute shall have been settled as contemplated in this Section 8. In the event such interpleader suit is brought, the Holdback Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Holdback Provisions, and the Holdback Agent will pay (subject to reimbursement from the Target Shareholders pursuant to Section 8.11) all reasonable costs, expenses and reasonable attorney's fees expended or incurred by the Holdback Agent pursuant to the exercise of the Holdback Agent's rights under this Section 8 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 8.11). The resignation of the Holdback Agent under this section shall not affect the right of the Holdback Agent to be paid any amount due to Holdback Agent hereunder.

          8.11  Expenses of Holdback Agent.   Acquiror will pay all fees and
                 -------------------------
expenses including attorney's fees incurred in the ordinary course of performing its responsibilities as Holdback Agent hereunder. Any extraordinary fees and expenses including attorney's fees, including without limitation any fees or expenses incurred by the Holdback Agent in connection with a dispute over the distribution of Holdback Fund or the validity of any claim or claims for Damages by Acquiror will be advanced by Acquiror and subject to reimbursement by the Target Shareholders (it being understood that such obligation shall be joint and several), in accordance with Section 8.6(b), and the Holdback Agent may retain a portion of the shares of Acquiror Common Stock contained in the Holdback Fund equal to such fees and expenses as are reimbursable by the Target Shareholders under Section 8.6(b).

          8.12  [INTENTIONALLY LEFT BLANK]

          8.13  Successor Holdback Agent.   In the event the Holdback Agent
                ------------------------
becomes unavailable or unwilling to continue in its capacity as such, the Holdback Agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. Acquiror will designate a successor Holdback Agent prior to the expiration of such 30-day period by giving written notice to the Holdback Agent and the Shareholders' Agent. The Holdback Agent will promptly transfer the Holdback Fund to such designated successor. In the event no successor Holdback Agent is appointed as described in this Section, the Holdback Agent may apply to a court of competent jurisdiction for the appointment of a successor Holdback Agent.

          8.14  Limitation of Responsibility; Notices.  The Holdback Agent's
                -------------------------------------
duties are limited to those set forth in the Holdback Provisions, and no implied duties or obligations shall be implied; and the Holdback Agent may rely upon the written notices delivered to the Holdback Agent hereunder by the Shareholders' Agent and under the Holdback Provisions.

     9.   General Provisions.
          ------------------

          9.1  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     (a)  if to Acquiror or Merger Sub, to:

     Salon.com
     22 Fourth Street, 16th Floor
     San Francisco, CA 94103
     Attention:  Chief Financial Officer
     Fax:  (415) 645-9311
     Tel:  (415) 645-9310

     with a copy to:

     Gray Cary Ware & Freidenrich LLP
     400 University Avenue
     Palo Alto, CA 94301-1809
     Attention:  Andrew Zeif, Esq.
     Fax:  (650) 833-3699
     Tel:  (650) 833-2459

     (b)  if to Target, to:

     MP3Lit.com, Inc.
     107 Norfolk St.
     New York, NY  10002
     Attention:  Chief Executive Officer
     Fax:  (212) 473-9735
     Tel:  (212) 473-9530
     with a copy to:

     Morse Zelnick Rose & Lander LLP
     450 Park Avenue
     New York, NY  10022
     Attention:  Kenneth Rose, Esq.
     Fax:  (212) 838-9190
     Tel:  (212) 838-1177

     (c)  if to the Shareholders' Agent, to:

     Gary Hustwit
     107 Norfolk St.
     New York, NY  10002
     Fax:  (212) 473-9735
     Tel:  (212) 473-9530

     with a copy to:

     Morse Zelnick Rose & Lander
     450 Park Avenue
     New York, NY  10022
     Attention:  Kenneth Rose, Esq.
     Fax:  (212) 838-9190
     Tel:  (212) 838-1177

     (d)  if to the Holdback Agent, to:

     Salon.com
     22 Fourth Street, 16th Floor
     San Francisco, CA 94103
     Attention: Chief Financial Officer
     Fax:  (415) 645-9311
     Tel:  (415) 645-9310

     with a copy to:

     Gray Cary Ware & Freidenrich LLP
     400 University Avenue
     Palo Alto, CA 94301-1809
     Attention: Andrew Zeif, Esq.
     Fax:  (650) 833-3699
     Tel:  (650) 833-2459

          9.2  Definitions.  In this Agreement any reference to any event,
               -----------
change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

          9.3  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.4  Entire Agreement; Nonassignability; Parties in Interest.  This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

          9.5  Severability.  In the event that any provision of this Agreement,
               ------------
or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.6  Remedies Cumulative.  Except as otherwise provided herein, any
               -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.7  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of California applicable to parties residing in California, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within California in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of

California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

          9.8  Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          9.9  Expenses.  Each party shall pay its own costs and expenses
               --------
incurred in the negotiation and consummation of the Merger; provided, however, if the costs and expenses of Target exceed one hundred thousand dollars ($100,000), then the total number of Acquiror Shares issued shall be reduced that a number of shares having the same value as the excess.

     IN WITNESS WHEREOF, Target, Acquiror, Merger Sub, the Target Shareholders, the Shareholders' Agent and the Holdback Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

MP3LIT.COM, INC.


By:   /s/  Gary Hustwit
   -----------------------------------------
    Gary Hustwit, Chief Executive Officer



SALON.COM


By:   /s/  Todd Hagen
   -----------------------------------------
     Todd Hagen, Chief Financial Officer



TARGET ACQUISITION CORPORATION

By:   /s/  Todd Hagen
   -----------------------------------------
     Todd Hagen, Chief Financial Officer



TARGET SHAREHOLDERS


     /s/  Gary Hustwit
--------------------------------------------
     Gary Hustwit


     /s/  Valerie Hustwit
--------------------------------------------
     Valerie Hustwit


     /s/  William Hustwit
--------------------------------------------
     William Hustwit





SHAREHOLDERS' AGENT

     /s/  Gary Hustwit
--------------------------------------------
     Gary Hustwit



HOLDBACK AGENT



SALON.COM


By:   /s/  Todd Hagen
--------------------------------------------
      Todd Hagen, Chief Financial Officer